UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

ANTERO RESOURCES CORPORATION

Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Subscription Agreement

On October 3, 2016, Antero Resources Corporation (the “Company”) entered into a Common Stock Subscription Agreement (the “Subscription Agreement”) with Evans Investments Pte. Ltd., an indirect wholly-owned subsidiary of Temasek Holdings (Private) Limited (the “Purchaser”), pursuant to which the Purchaser agreed to purchase (the “Private Placement”) 6,730,769 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $26.00 per share, resulting in approximately $175 million of gross proceeds. The Company intends to use the proceeds to repay a portion of outstanding borrowings under its revolving credit facility and for general corporate purposes. The issuance of the Shares pursuant to the Subscription Agreement is being made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Private Placement is expected to close on October 7, 2016, subject to the satisfaction of customary closing conditions.

Item 3.02.                Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Subscription Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer
Dated: October 4, 2016